Exhibit 12

                   MSW ENERGY HOLDINGS II LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                            (in thousands of dollars)
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                                                         For the Three       For the Nine
                                                         Months Ended        Months Ended
                                                         September 30,       September 30,
                                                              2004               2004
                                                        --------------      --------------
EARNINGS:
        Pre-tax income from continuing operations
            before adjustment for minority interest
            in consolidated subsidiary                      $ 26,876           39,329

        Add (deduct):
            Earnings attributable to Ref-Fuel Holdings
               prior to consolidation                           --             (6,148)
            Fixed charges
                                                              16,710           33,868
            Distributed earnings of Ref-Fuel Holdings
               prior to consolidation
                                                                --             31,500
                                                            --------         --------
        Earnings, as adjusted                               $ 43,586         $ 98,549
                                                            ========         ========
FIXED CHARGES:
        Interest expense                                    $ 16,710           33,868
                                                            --------         --------
         Fixed charges                                      $ 16,710           33,868
                                                            ========         ========
RATIO OF EARNINGS TO FIXED CHARGES:                            2.61x            2.91x
                                                            ========         ========
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